Exhibit 99.1

FOR IMMEDIATE RELEASE

Navidea Biopharmaceuticals to Register Shares for Dual Listing on Tel-Aviv Stock Exchange

DUBLIN, OHIO, August 24, 2015 – Navidea Biopharmaceuticals Inc., (NYSE MKT NAVB), a biopharmaceutical company focused on the development and commercialization of precision diagnostics, therapeutics and radiopharmaceutical agents, today announced that it has filed an application for registration of shares of its common stock for dual listing on the Tel-Aviv Stock Exchange (TASE). Dual listing on the TASE is allowed in the U.S. and Israel without any additional regulatory requirements for companies whose shares are listed on certain accredited stock exchanges outside of Israel, including the NYSE MKT.

“We look forward to TASE review of our application and subsequent listing approval," said Rick Gonzalez, Navidea’s President and Chief Executive Officer. "We believe this dual listing will expand our exposure and access to the Israeli investment community, increase interest in Navidea by knowledgeable Israel-focused institutional investors, and increase trading volume if, as expected, our shares are included in certain TASE indexes, as well as provide additional trading access for European investors during regular European business hours."

Upon being accepted for listing, Navidea will be assigned a TASE ticker symbol and will be eligible for inclusion in TASE indexes. In the event that Navidea's common shares are accepted for listing on the TASE, such shares will continue to be listed on the NYSE MKT in the United States, and Navidea will remain subject to the rules and regulations of NYSE and of the U.S. Securities and Exchange Commission.

In order to comply with a TASE listing requirement that a listed company have only one class of stock issued and outstanding, Navidea entered into an agreement to exchange all of the outstanding shares of Series B convertible preferred stock for warrants to purchase shares of Navidea’s common stock. The warrants are exercisable for the same number of shares of common stock as would have been issuable upon conversion of the preferred stock and there was no material change in underlying economic terms or additional financial consideration exchanged.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a biopharmaceutical company focused on the development and commercialization of precision diagnostics, therapeutics and radiopharmaceutical agents. Navidea is developing multiple precision-targeted products and platforms including Manocept™ and NAV4694 to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making, targeted treatment and, ultimately, patient care. Lymphoseek® (technetium Tc 99m tilmanocept) injection, Navidea’s first commercial product from the Manocept platform, was approved by the FDA in March 2013 and in Europe in November 2014. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and therapeutics, and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, please visit www.navidea.com.

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The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Source: Navidea Biopharmaceuticals, Inc.

Contact: Navidea Biopharmaceuticals

Investors
Tom Baker, 617-532-0624
tbaker@navidea.com

Media
Sharon Correia, 978-655-2686
Associate Director, Corporate Communications

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